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                                                                    EXHIBIT 6.5

                        Retractable Technologies, Inc.

                                      and

                Lillian E. Salerno dba/MediTrade International

                             CONSULTING AGREEMENT
                             --------------------

         This Consulting Agreement (hereinafter referred to as "Agreement") is made and entered into by and between Retractable Technologies, Inc. (hereinafter called the "Corporation") and Lillian E. Salerno dba/MediTrade International (hereinafter called "Consultant"). The Corporation and Consultant are hereinafter collectively called the "Parties". Consultant hereby agrees to provide Consulting Services for the Corporation. The Corporation hereby agrees to compensate Consultant.

                  1. Consulting Services. Consultant shall during the term of
                     -------------------
this Agreement advise the Corporation with respect to selection and implementation of an international distribution network, potential strategic partners for future licensing for VanishPoint(R) technology worldwide and strategic partnering with international health agencies including, but not limited to the World Health Organization, Pan American Health Organization, World Bank, and Doctors Without Borders. Consultant shall be an independent contractor and not an employee of the Corporation. Under no circumstances shall Consultant or its representatives, agents, or employees be deemed agents of the Corporation for any purpose. Consultant shall not enter into any contract or make any representation or commitment in the name of or on behalf of the Corporation. Consultant shall not assign responsibilities under this contract to any other party.

                  The Consultant will from time to time specify by written indication those companies or entities which fall within the scope of the potential agencies and companies to be contacted. In addition, Consultant will also maintain written documentation and records of activities undertaken on behalf of the Corporation. Consultant will provide the Corporation with written reports of such activities. The Corporation's prior written consent will be evidenced by designating potential contacts on Appendix "A" to this Agreement with the company's name, the date and Corporation's signature thereon. The Consultant agrees that if it commences negotiations with a company or companies without the Corporation's written consent, Consultant will automatically forfeit all rights to commissions under this Agreement with respect to the company or companies in question.

                  In the event the Corporation has reason to remove a company or entity from the Consultant, the Consultant will be notified in writing to that effect and if negotiations are already underway between the Consultant and said company or entity, and the Consultant so requests, the Consultant will be given a reasonable time to bring the negotiations to fruition before the company or entity is removed from the scope of the network under this Agreement.

                  2. Term.  The term of this Agreement shall begin on the date
                     ----
of execution of this Agreement and shall end no later than May 31, 2001. Consultant shall have no obligations to render consulting services beyond the term of this Agreement.

                  3. Termination, Renewal. Either party may terminate this
                     --------------------
Agreement for any cause whatsoever upon 90 days' written notice.

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                  Either party may refuse to renew this Agreement for any cause whatsoever. Failure of the parties to agree on potential contacts, pricing or other performance standards for a subsequent term shall constitute good cause for refusal to renew this Agreement. This Agreement may be reinstated following termination or notice thereof, and may be renewed or extended beyond the date set for its automatic termination, only by an explicit statement to that effect which sets forth the reinstated, renewed or extended date of termination and is signed by both parties. Should a court of competent jurisdiction nevertheless find a reinstatement or renewal of this Agreement or otherwise find a continuing relationship as corporation and consultant in the absence of such a writing, the period of such reinstatement, renewal or relationship (and of any renewals thereof) shall be limited in duration to thirty (30) days.

                  Neither termination of this Agreement in the manner set forth in this Agreement nor failure to renew this Agreement shall entitle the other party to receive damages, indemnification or compensation by reason of such termination or nonrenewal.

                  4. Payment. In consideration of the consulting services to be
                     -------
performed by Consultant, the Corporation shall pay to Consultant a consulting fee in the amount of $200,000.00 to be paid in 12 equal installments of $16,666.00 to commence on June 1, 2000. Additionally, in the event that Consultant incurs business expenses on behalf of, and with the approval of the Corporation, Consultant shall submit an expense report with corresponding receipts attached for reimbursement. The expenses incurred by Consultant on behalf of the Corporation shall not exceed $5,000.00 per month.

                  A licensing commission will be paid to the Consultant, as set forth below, if and only if the Consultant successfully brings an approved third party identified in Exhibit A to the negotiating table and assists in negotiating terms and conditions suitable to the Corporation in the implementation of one or more international licensing agreements resulting in an agreement between the Corporation and the party which calls for a payment or a stream of payments over time for the right to make, use or sell the technology. In the event no agreement is reached between the parties, and irrespective of the reason no agreement is reached, the Consultant shall not be entitled to a licensing commission under this Agreement.

                  If a licensing agreement is consummated between the Corporation and a third party identified as an approved contact the consultant shall be entitled to receive a commission of five percent (5%) of any payments identified as the licensing fee to be paid to the Corporation from the third party whether paid in one payment or as a stream of payments identified as the licensing fee received over time by the Corporation from the third party. The licensing fee commissions payable to the Consultant shall be paid to the Consultant promptly after each licensing fee payment is received by the Corporation. In the event that the paying party or parties agree to render direct payment to Consultant of the five percent (5%) licensing fee commission, Corporation will consent to such payment.

                  If, within two (2) years after the expiration of this Agreement, the Corporation enters into an agreement with an approved contact party brought to the negotiating table by the Consultant during the term of this Agreement, and where serious negotiations took place with said party in

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which Consultant aided and participated, then the Consultant shall be entitled to a commission for a licensing fee resulting from that agreement.

                  5. Confidential Information of the Corporation. The Parties
                     -------------------------------------------
acknowledge and agree that during the term of this Agreement, each of them and their affiliates may exchange Confidential Information, and the disclosure and use of any such Confidential Information shall be governed by the provisions of this Agreement. The term "Confidential Information" means any information which is provided to Consultant by the Corporation or which is developed by Consultant while performing Consulting Services for the Corporation, (including without limitation any information which relates to consulting services to be performed under this Agreement, any information which Consultant may acquire regarding the Corporation's business, and any information relating to products, customers or pricing) and which is not generally available to the public.

                  Each Party shall use the Confidential Information of the other Party only for the purpose of the activities contemplated by this Agreement and shall not disclose such Confidential Information to a Third Party and will keep such Confidential Information confidential and will not use such Confidential Information except in connection with performing Consulting Services for the Corporation unless and until either (a) the Corporation consents to disclosure or (b) such knowledge and information otherwise becomes generally available to the public through no fault of Consultant. Confidential information of a specific nature shall not be considered available to the public or in Consultant's prior possession merely because information of a less specific nature was available to the public or in Consultant's prior possession. The Parties shall ensure that their Affiliates keep all Confidential Information exchanged hereunder confidential in accordance with the provisions hereof as though the Affiliates were parties hereto. This provision shall remain in effect for a period of five (5) years after termination or expiration of this Agreement for all Confidential Information except for trade secrets, which shall always be treated as Confidential Information.

                  Upon termination of this Agreement, Consultant shall return to the Corporation all product, all manuals, flyers, pictures and other printed materials (including copies thereof), and all computer readable data and software, and shall also erase all computer readable data and software from all fixed and floppy drives retained by Consultant, regardless of whether such printed materials or computer readable data were provided to Consultant by the Corporation or were created or received by Consultant in the course of providing Consulting Services to the Corporation.

                  6. Disclosure of Information to the Corporation. If Consultant
                     --------------------------------------------
discloses to the Corporation any idea, discovery, invention, copyrightable work, or other information of Consultant, the Corporation will incur no liability to Consultant by reason of using or distributing such information unless such use or distribution infringes a valid patent, trademark or copyright. Consultant represents that Consultant will not disclose to the Corporation nor use for the benefit of the Corporation any confidential, trade secret or proprietary information which belongs to any third party.

                  7. Relationships with Competitors. The term "Competitor" of the Corporation means any company, enterprise or person (other than the Corporation) that is engaged in the design, development, manufacture, distribution or sale of automated retraction syringes, catheters or blood

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collection tube holders. Consultant represents that, prior to signing this
Agreement, Consultant has advised the Corporation in writing of any relationship which Consultant may have (either currently or in the past) with any Competitor of the Corporation. Consultant shall immediately advise the Corporation of any such relationship that arises during the term of this Agreement. Consultant agrees that, during the term of this Agreement and for a period of two (2) years thereafter, Consultant will not perform any services for any competitor of the Corporation or utilize any Confidential Information of the Corporation nor perform any services for any Competitor of the Corporation.

       8. Notice. All notices hereunder required or permitted to be delivered
          ------
hereunder shall be deemed to be delivered personally, or by registered or certified mail (postage prepaid), or by recognized private mail carrier or by facsimile with a confirmation copy sent by registered or certified mail (postage prepaid), to the following addresses of the respective parties, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith.

       A. Notice to the Corporation shall be addressed and delivered as follows:
                            Retractable Technologies, Inc.
                            511 Lobo Lane, Post Office Box 9
                            Little Elm, TX 75068-0009
                            (888) 806-2626
                            (972) 292-1630 Facsimile

       B. Notice to the Consultant shall be addressed and delivered as follows:
                            Lillian E. Salerno dba/MediTrade International
                            c/o Lillian E. Salerno
                            432 Edwards
                            Lewisville, Texas 75057
                            (972)436-0748

       9. Public Announcements. Consultant and Corporation agree to mutually
          --------------------
approve the text and any press release to be jointly issued announcing the execution of this Agreement or the consummation of the transactions contemplated hereby and to consult with each other prior to making any other public statement concerning this Agreement and the transactions contemplated by this Agreement which approval shall not be reasonably withheld. Following the approval of any such release, the facts and matters contained in such release shall no longer be deemed Confidential Information.

       10. General. The terms and conditions contained in this Agreement
           -------
constitute the entire agreement between the Parties and supersedes all prior communications and/or agreements and understandings between the Parties concerning the subject matter of this Agreement. There are no oral understandings, statements, promises or inducements contrary to the terms of this written Agreement. Consultant understands that no employee or representative of the Corporation is authorized to modify this Agreement orally or in any other manner except in writing. No course of dealing or usage of trade shall be used to modify the terms and conditions hereof.

       Subsequent Consulting Agreement Schedules may supplement this Agreement regarding the specific Consultant Services to be performed and the compensation therefor, but such

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Consulting Agreement Schedules are subject to and may not contradict this
Agreement and, in the event of any conflict, the terms of this Agreement shall prevail.

                  11. Waiver - Modification of Agreement. No waiver or
                      ----------------------------------
modification of any of the terms of this Agreement shall be valid unless in writing and signed by authorized representatives of both parties. Failure by either Party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by a Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

                  12. Applicable Law. This Agreement shall be constructed,
                      --------------
interpreted and governed by the laws of the State of Texas, except for choice of law rules.

RETRACTABLE TECHNOLOGIES, INC.             LILLIAN E.SALERNO dba/MEDITRADE
                                           INTERNATIONAL



By:   /s/  Thomas J. Shaw                  By:   /s/  Lillian E. Salerno
    ------------------------------             ---------------------------------
          Thomas J. Shaw                               Lillian E.Salerno
          President and CEO                            President

Dated:         5/27/00                     Dated:            5/27/00
       ---------------------------                ------------------------------

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                                 APPENDIX "A"

                               APPROVED CONTACTS

Company Name                           Date                Consent
------------                           ----                -------

Greiner Labortechnik- Austria         5/27/00                TJS
                                   -------------        -------------

B/Braun Medical Inc.- Germany         5/27/00                TJS
                                   -------------        -------------

Aventis Pasteur- France               5/27/00                TJS
                                   -------------        -------------

Novartis AG- Switzerland              5/27/00                TJS
                                   -------------        -------------

Roche Holding, Ltd.- Switzerland      5/27/00                TJS
                                   -------------        -------------


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